CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference into the Prospectus/Proxy Statement (the "Prospectus/Proxy") and the Statement of Additional Information constituting parts of this Registration Statement on Form N-14 (the "Registration Statement") of Evergreen Select Fixed Income Trust of our report dated November 23, 1998, relating to the financial statements and financial highlights of Evergreen Select Core Bond Fund (the "Fund") appearing in the Fund's September 30, 1998 Annual Report to Shareholders, which is also incorporated by reference into the Registration Statement.

We also consent to the reference to us under the heading "Financial Statements and Experts" in such Prospectus/Proxy.



PricewaterhouseCoopers LLP
160 Federal Street
Boston, Massachusetts 02110
April 7, 1999



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                          CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Financial Statements and Experts" in the Prospectus/Proxy Statement and to the incorporation by reference in this Registration Statement of Evergreen Select Fixed Income Trust, of our report dated April 24, 1998 on The Jamestown Bond Fund (now known as The Tattersall Bond Fund) of Williamsburg Investment Trust.

                                                     /s/TAIT, WELLER & BAKER
                                                     -----------------------
                                                     TAIT, WELLER & BAKER

Philadelphia, Pennsylvania

April 8, 1999



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